FOR IMMEDIATE RELEASE

BOSTONFED BANCORP, INC. ANNOUNCES RECEIPT OF OTS APPROVAL TO MERGE BROADWAY NATIONAL BANK INTO BOSTON FEDERAL SAVINGS BANK

December 8, 2003

Burlington, MA - BostonFed Bancorp, Inc. (AMEX - BFD) (the "Company"), the parent of Boston Federal Savings Bank, ("BFSB"), a federally-chartered stock savings bank, and Broadway National Bank, a national chartered commercial bank, announced today that it received regulatory approval from the Office of Thrift Supervision ("OTS") to merge its two banks, with Boston Federal Savings Bank as the surviving bank, and to become a savings and loan holding company regulated by the OTS upon consummation of the merger. The Company expects to complete the merger effective at the close of business on December 31, 2003.

This press release may contain statements that are not historical facts and are considered forward-looking statements within the meaning of the federal securities laws. These statements are based on management's beliefs and on assumptions made by, and information currently available to, management. You should not rely on forward-looking statements because the Company's actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, changes in legislation, prevailing interest rates and changes in economic conditions. The Company cautions you that, while forward-looking statements reflect its good faith beliefs when the Company makes them, they are not guarantees of future performance and are impacted by actual events when they occur after the Company makes such statements.

Contact: Amy L. Timmerman, AVP, Investor Relations - 781-221-6396
         John A. Simas, EVP and CFO - 781-221-6307
         FAX: 781 221-7594